VARIABLE ANNUITY APPLICATION
PREFERENCE PLUS(R) ACCOUNT
TAX SHELTERED ANNUITY (TSA) & 403(a) QUALIFIED ANNUITY PLAN

          [METLIFE LOGO]
Metropolitan Life Insurance Company
 One Madison Avenue, New York, NY 10010-3690

CONTRACT/CERTIFICATE APPLIED FOR:

/ / 403(b) Tax Sheltered Annuity    Check if: / / 501(c)(3) Or / / O.R.P.________ (State)          / / 403(a) Qualified Annuity Plan

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1. PARTICIPANT
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
Name (First, Middle Initial, Last)                                                            Marital Status      Date of Birth

----------------------------------------------------------------------------------------      ----------------    ------------------

Street Address                                                                                Social Security #

-----------------------------------------------------------------------------------------     --------------------------------------

City, State, ZIP Code                                                                         Occupation

-----------------------------------------------------------------------------------------     --------------------------------------

Home Telephone #                       Work Telephone #
                                                                                              Are you retired?    / / Yes   / / No
-----------------------------------    ---------------------------------------------------

Sex: / / Male / / Female               Specify Citizenship:  / / U. S. A. / / Other ________

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2. PRIMARY AND CONTINGENT BENEFICIARY(IES)
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If you are married and your plan is subject to ERISA, upon your death prior to commencing benefits under your employer's Plan, your death benefit must be paid in the form of a qualified pre-retirement survivor annuity which generally entitles your spouse to receive a survivor annuity equal to at least 50% of your account balance, unless your spouse has waived this right and furnishes a completed SPOUSAL CONSENT form.

Beneficiary Type                     Name (First, Middle Initial, Last)        Relationship to Participant       Social Security #
/ / Primary     / / Contingent       __________________________________        ____________________________      ___________________

/ / Primary     / / Contingent       __________________________________        ____________________________      ___________________

/ / Primary     / / Contingent       __________________________________        ____________________________      ___________________

/ / Primary     / / Contingent       __________________________________        ____________________________      ___________________


                                                   ----------------------------
                         MetLife Case # (PURR)     |  |  |  |  |  |  |  |  |  |
                                                   ----------------------------


038-PPA (07/2000)-B          Page 1 of 6

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3. CONTRIBUTION
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(a) EMPLOYEE ANTICIPATED SCHEDULE $__________ PER CONTRIBUTION __________ TIMES
    A CONTRACT/CERTIFICATE YEAR. TOTAL $__________

    ADDITIONAL (BALLOON) AMOUNT $__________PER CONTRIBUTION __________ TIMES A CONTRACT/CERTIFICATE YEAR. TOTAL $__________

    I certify that I have entered into a separate Salary Reduction Agreement with my employer for employee salary reduction contributions.

    EMPLOYER ANTICIPATED SCHEDULE $__________ PER CONTRIBUTION __________TIMES A CONTRACT/CERTIFICATE YEAR. TOTAL $__________

(b) LUMP SUM/TAX FREE DIRECT TRANSFER AMOUNT $__________ / / CHECK ATTACHED.

Check One: / / Direct Transfer (Rev. Rul. 90-24)        / / 403(b) Direct Rollover              / / 403(a) Direct Rollover

    (Note: The appropriate transfer forms must be completed.)

(c) ANTICIPATED DATE FIRST CONTRIBUTION WILL BE RECEIVED___________________

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4.  REPLACEMENT (MUST BE COMPLETED)
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(a) DO YOU HAVE ANY EXISTING INDIVIDUAL LIFE INSURANCE OR ANNUITY CONTRACT?
    / / Yes  / / No

(b) HAVE YOU TAKEN, OR WILL YOU BE TAKING, ANY MONEY FROM A LIFE INSURANCE POLICY OR ANNUITY CONTRACT TO PUT INTO THE ANNUITY YOU ARE APPLYING FOR? This includes full or partial withdrawals of dividends or cash values, loans, pledging as collateral, reissuing with less cash value, suspension or reduction of premium loan or purchase payment, automatic premium or invoking an accelerated payment.

    / /  Yes / / No

    (Note: If "Yes", the Representative must complete a MetLife Annuity Replacement Questionnaire and provide details below regardless of whether state replacement rules apply. If "No", skip to Section 5.)

                                                                       Check                   Check
                                       Transaction Description        (x) If                   (x) If
                                       (e.g. "Full withdrawal       Rev.Rul. 90-24            Group Life
Company Name     Policy/Contract #        of cash value")             Transfer                or Annuity
------------     -----------------        ---------------             --------                ----------
------------     -----------------     ------------------           --------------            -----------
------------     -----------------     ------------------           --------------            -----------
------------     -----------------     ------------------           --------------            -----------

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5. EMPLOYER INFORMATION (TO BE COMPLETED BY REPRESENTATIVE)
-------------------------------------------------------------------------------

CHECK ONE: / / Existing Group: Employer Group #_______________________________
           / / New Group: If new group, complete form #18000084012 and the following:

(a) EMPLOYER _________________________________________________________________

(b) PLAN NAME (IF DIFFERENT) _________________________________________________

(c) ADDRESS___________________________________________________________________

(d) EMPLOYEE I.D. #(IF OTHER THAN SOCIAL SECURITY #)_________________________          CAMPUS # ____________________________

(e) PARTICIPANT'S DATE OF EMPLOYMENT (ERISA ONLY)______________________________          PLAN PARTICIPATION DATE______________

038-PPA (07/2000)-B             Page 2 of 6

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6. INVESTMENT OBJECTIVE AND ALLOCATION
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a) DESCRIBE YOUR INVESTMENT OBJECTIVE (Choose one.)
    / / Preservation of Capital      / / Income    / / Growth & Income
    / / Growth        / / Aggressive Growth

(b)  OPTIONAL AUTOMATED INVESTMENT STRATEGIES (If applicable, choose one.)
/ /  EQUITY GENERATOR(SM)
     Each month an amount equal to the interest earned in the Fixed Interest Account is transferred to either:
     SELECT ONE TYPE: / / MetLife Stock Index Division
                      / / State Street Research Aggressive Growth Division
/ /  EQUALIZER(SM)
     Each quarter amounts are transferred between the Fixed Interest Account and either:
     SELECT ONE TYPE: / / MetLife Stock Index Division
                      / / State Street Research Aggressive Growth Division
/ /  REBALANCER(SM)
     Each quarter amounts are transferred among your current funding choices to bring the percentage of your account balance in each choice back to your original allocation. This strategy will affect 100% of your current and future allocations.

/ /  ALLOCATOR(SM)
     Each month a dollar amount you choose is transferred from the Fixed Interest Account to any of the funding choices you select.
     (Note: Attach a completed Allocator form with your application.)

/ /  INDEX SELECTOR(SM)
     Each quarter MetLife will rebalance the amount in the Index Divisions and the Fixed Interest Account (if applicable) to match the allocation percentages for the model you select. MetLife will allocate 100% of your initial and future contributions based on the current allocation for the Index Selector model you choose. The model's current allocation may change at any time (MetLife will notify you of changes). You may change your choice of model at any time. See your Representative for information on the current allocations for each model and for help in determining your Risk Tolerance. (Choose one model and skip to Section 7.)

     SELECT ONE MODEL:
     / / Conservative   / / Conservative to Moderate   / / Moderate
     / / Moderate to Aggressive   / / Aggressive

(c)  ALLOCATIONS (If you chose Index Selector, skip to Section 7.)
     Indicate the percentage of your initial contribution to be allocated to each funding choice. Percentages must be in whole numbers. This allocation will apply to future contributions unless changed by the Owner. You may change your allocation at any time. (NOTE: TOTAL OF BOTH COLUMNS MUST EQUAL 100%.)

Funding Choices                                                           Funding Choices
---------------                                                           ---------------
    % MetLife Fixed Interest Account                                          % Neuberger Berman Partners Mid Cap Value
    % Lehman Brothers Aggregate Bond Index                                    % Janus Mid Cap
    % State Street Research Income                                            % State Street Research Aggressive Growth
    % State Street Research Diversified                                       % Loomis Sayles High Yield Bond
    % Calvert Social Balanced                                                 % Russell 2000(R) Index
    % MetLife Stock Index                                                     % T. Rowe Price Small Cap Growth
    % Harris Oakmark Large Cap Value                                          % Loomis Sayles Small Cap
    % T. Rowe Price Large Cap Growth                                          % State Street Research Aurora Small Cap Value
    % State Street Research Growth                                            % Scudder Global Equity
    % Davis Venture Value                                                     % Morgan Stanley EAFE(R) Index
    % Putnam Large Cap Growth                                                 % Putnam International Stock
    % MetLife Mid Cap Stock Index

                     TOTAL OF BOTH COLUMNS MUST EQUAL 100%.

038-PPA (07/2000)-B          Page 3 of 6

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7. FINANCIAL DISCLOSURE
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NOTE: THIS SECTION IS NOT REQUIRED FOR EMPLOYER SPONSORED PLANS SUBJECT TO THE
REQUIREMENTS OF ERISA.

(a) ESTIMATED ANNUAL INCOME (Choose one.)
    / / $0-9,999              / / $10,000-19,999      / / $20,000-39,999
    / / $40,000-59,999        / / $60,000-79,999      / / $80,000-99,999
    / / $100,000-199,999      / / $200,000-399,999    / / $400,000 & Above

(b) ESTIMATED NET WORTH (Choose one.)
    / / $0-9,999              / / $10,000-19,999      / / $20,000-39,999
    / / $40,000-59,999        / / $60,000-79,999      / / $80,000-99,999
    / / $100,000-199,999      / / $200,000-399,999
    / / $400,000 & Above $_________________

    (Note: Net Worth is assets less liabilities. Exclude your personal residence, home furnishings, autos, and this investment.)

(c) IS THE SOURCE OF FUNDS A METLIFE OR METLIFE SECURITIES, INC. POLICY, ACCOUNT, OR CONTRACT? / / Yes / / No

(d) SOURCE OF FUNDS FOR ANNUITY PURCHASE (Check all that apply.)
    / / IRC Section 403(b)(7) Mutual Fund      / / IRC Section 403(b) Annuity
    / / Loan          / / Salary Reduction

(e) PRIOR INVESTMENT EXPERIENCE (Choose all that apply and indicate years of experience.)
    / / Stocks ___________ years   / / Mutual Funds ___________ years
    / / Certificate of Deposit (CD) ___________years   / / None
    / / Bonds ___________ years    / / Money Market___________ years
    / / Other ___________years

(f) RISK TOLERANCE (How would you categorize yourself as an investor?)
    (Choose one.)
    / / Conservative  / / Conservative to Moderate  / / Moderate
    / / Moderate to Aggressive  / / Aggressive
    (Note: If the Asset Allocation Questionnaire was completed, please use the resulting Risk Tolerance here.)

(g) NUMBER OF DEPENDENT(S) __________________      AGE(S)______________________

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8.  AUTHORIZATION & SIGNATURE(S)
-------------------------------------------------------------------------------

(a) METLIFE REPRESENTATIVE TELEPHONE TRANSACTION AUTHORIZATION / / Yes / / No Your MetLife Representative signing below will be given authority to conduct certain transactions, unless prohibited by state law or employer (if applicable), on your behalf to your account based on your instructions if you check YES above. These transactions include (1) transfers between funding choices, (2) changes to investment strategies, and (3) changes in allocation of future contributions. This does not include discretionary transactions initiated without your instructions. This authorization will remain valid until MetLife receives written notice from you terminating this privilege or until your current MetLife Representative changes. MetLife will employ reasonable security procedures to confirm that instructions communicated about your account by telephone are genuine. MetLife or the Separate Account will not be liable for any loss, expense or cost arising out of any request that MetLife reasonably believes to be genuine. (Note:
    This option is not available for broker representatives or other outside distribution channels or for TSA ERISA clients.)

(b) NOTICE TO APPLICANT

    FLORIDA RESIDENTS ONLY Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

    ARKANSAS, DISTRICT OF COLUMBIA, KENTUCKY, LOUISIANA, MAINE, NEW MEXICO, OHIO, AND PENNSYLVANIA RESIDENTS ONLY Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or submits a claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

    COLORADO RESIDENTS ONLY It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

    NEW JERSEY RESIDENTS ONLY Any person who includes any false or misleading information is subject to criminal and civil penalties.

038-PPA (07/2000)-B              Page 4 of 6

(c) SIGNATURES

    I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief. I have received MetLife's Notice of Privacy Policies and Practices, the current prospectus for the Preference Plus Account, and all required fund prospectuses. I UNDERSTAND THAT ALL VALUES PROVIDED BY THE CONTRACT/CERTIFICATE BEING APPLIED FOR, WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO THE AMOUNT. I understand that as required by law the Preference Plus Account restricts distribution of my 403(b) contributions and earnings on them to the extent required by law until I am 59 1/2, except under certain special situations. This does not restrict tax free transfers to other funding vehicles. I also understand that my contributions and earnings may be restricted as defined in the plan document. I understand that the Internal Revenue Code provides tax deferral for 403(b) arrangements and there is no additional tax benefit obtained by funding a TSA with a variable annuity.

    LOCATION WHERE APPLICATION SIGNED_________________________________________
                                             City & State

_________________________________________________________  ____________________
Signature of Participant                                    Date


_________________________________________________________  ____________________
Signature of Plan Administrator (for ERISA Plans Only)       Date

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9.  REPRESENTATIVE INFORMATION
-------------------------------------------------------------------------------

(a) HAS THE APPLICANT TAKEN, OR WILL BE TAKING, ANY MONEY FROM A LIFE INSURANCE OR ANNUITY CONTRACT TO PUT INTO THE ANNUITY, THE APPLICANT IS APPLYING FOR? (See Section 4.)
    / / Yes (If "Yes", attach the completed Replacement form to this application.)
    / / No

(b) WAS AN ASSET ALLOCATION QUESTIONNAIRE USED IN CONNECTION WITH THIS SALE? / / Yes (If "Yes", attach the completed Asset Allocation Questionnaire to the application.)
    / / No

(c) HOW WAS THIS SALE INITIATED? (Choose one.) / / Mailer / / Referral
    / / Assigned / / Personal Reference / / Trade Show / / Seminar / / Internet / / Other___________

(d) STATEMENT OF REPRESENTATIVE

    I personally saw the Proposed Participant when the application was written and each question was asked and answered as recorded. All answers are correct to the best of my knowledge. I have provided the Proposed Participant with MetLife's Notice of Privacy Policies and Practices, prior to or at the time he/she completed the application form. I have also delivered a current Preference Plus Account prospectus, and all required fund prospectuses; and reviewed the financial situation of the Proposed Participant as disclosed, and believe that a multifunded annuity contract would be suitable. I am properly licensed in the state where the Proposed Participant signed this application.


_________________________________________________________  ____________________
Signature of Representative                                 Date


Printed Representative Name (First, Middle Initial, Last)
________________________________________________________________

/ / District Agency Index # OR / / Social Security # (Required)
________________________________________________________________


State License I. D. #
_________________________________
Representative Agency Telephone #
_________________________________

038-PPA (07/2000)-B              Page 5 of 6

038-PPA (07/2000)-B          Page 6 of 6

                                             Metropolitan Life Insurance Company
                                                              New York, New York